                                                                   EXHIBIT 1.1

                                                                         DRAFT
                             QUALIX GROUP, INC.

                                  2,900,000


                                COMMON STOCK


                           UNDERWRITING AGREEMENT
                           ----------------------

                                                                     ___, 1997


HAMBRECHT & QUIST LLC
SMITH BARNEY INC.
 c/o Hambrecht & Quist LLC
 One Bush Street
 San Francisco, CA 94104

Ladies and Gentlemen:

          Qualix Group, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock, $0.001 par value (herein called the "Common Stock"), and the stockholders of the Company named in Schedule II hereto (herein collectively called the "Selling Security holders") propose to sell an aggregate of 900,000 shares of Common Stock of the Company herein called the "Underwritten Stock"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 435,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

          The Company and the Selling Security holders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "Underwriters", which term shall also include any underwriter purchasing Stock pursuant to Section 4(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

       1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-_____), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

          The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock

--------------------------------
/1/ Plus an option to purchase from the Company/Selling Security holders up to 435,000 additional shares to cover over-allotments.

(herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

          The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (a)  The Company hereby represents and warrants as follows:

               (i) Each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiary, taken as a whole).

               (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor its subsidiary has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

               (iii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of stock nor instituted proceedings for that purpose. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act") and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and
                      --------  -------
warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus. There is no contract or document required to be described in the Registration Statement or the Prospectus, or required to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

                                       2.

               (iv) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus; and no preemptive rights of shareholders exist with respect to any of the Stock or the issue and sale thereof. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Security holders or the issuance and sale of the Stock as contemplated herein. Except as described in the Registration Statement and Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

               (v) The Stock conforms with the statements concerning it in the Registration Statement and Prospectus.

               (vi) Except as described in the Registration Statement and Prospectus, the Company is not under any obligation, contractual or otherwise, to register under the Securities Act any of its securities in connec tion with this offering or in the future.

               (vii) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnification hereunder may be limited by Federal or State securities laws, and subject to laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

               (viii) The Company and its subsidiary is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation would have a material adverse effect on the business or condition of the Company. The Company and its subsidiary is not in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default would have a material adverse effect on the business or financial condition of the Company. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, or violate or result in any breach of any of the terms or provisions of the Charter or bylaws of the Company.

               (ix) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary under State securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters) has been obtained or made and is in full force and effect.

               (x) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations of the Company, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. The Company does not have any material contingent obligations which are not disclosed in the financial statements or elsewhere in the Registration Statement and Prospectus.

                                       3.

               (xi) Deloitte & Touche LLP who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission.

               (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (xiii) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company except as described in or contemplated by the Prospectus.

               (xiv) The Company (I) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct business and
(iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

               (xv) The Company has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement and Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement and Prospectus) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement.

               (xvi) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company.

               (xvii) Except as described in the Prospectus, the Company owns or possesses or can acquire on reasonable terms all material licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, mask work rights, technology and know-how necessary to conduct its business in the manner described in the Prospectus and the Company has not received any notice of infringement or conflict with (and the Company does not know of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, mask work rights, technology or know-how which could result in any material adverse effect upon the Company; and except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company.

               (xviii) The Company has filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due or has received extensions thereon, except for claims disputed in good faith.

                                       4.

               (xix) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 180 days after the Effective Date, directly or indirectly by the Company otherwise than here under or with the prior written consent of Hambrecht & Quist LLC, except that the Company may issue and sell Common Stock pursuant to the stock option plans and stock purchase plan described in the Registration Statement, but not exceeding the number of shares reserved thereunder as of the date hereof.

               (xx) The Company has obtained the agreement of each of its directors and officers, and beneficial owners of more than ____% of the outstanding shares of Common Stock, and beneficial owners of more than ___% of the outstanding options to purchase Common Stock, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (otherwise than as a bona fide gift or as a distribution to limited partners or shareholders, provided the donee or distributees thereof agree to be bound by the Lock-Up Agreement) or with the prior written consent of Hambrecht & Quist, LLC, until 180 days after the effective date of the Registration Statement. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and security holders have agreed not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of, directly or indirectly, their shares of the Company's Common Stock, or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (the "Lock-Up Agreements") presently in effect. The Company hereby represents and warrants that it will not release any of its officers, directors or security holders from any Lock-Up Agreements currently existing or hereafter effected without the prior written consent of Hambrecht & Quist LLC.

               (xix) The Company (I) has notified each shareholder who is a party to the ____________________________________________________________
that pursuant to such Agreement the shareholder has agreed not to sell or otherwise transfer or dispose of any Common Stock for a period of 180 days after the effective date of the initial public offering, (ii) has notified each shareholder who is a party to an __________________________________ that pursuant to such agreement the shareholder has agreed not to sell or otherwise transfer or dispose of any Common Stock for a period of 180 days after the effective date of the initial Public Offering, and (iii) has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provisions.

               (xxii) As of the date the Registration Statement becomes effective, the Common Stock will be authorized for listing on the Nasdaq National Market upon official notice of issuance. There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency which might result in any material adverse change in the business or condition of the Company, except as set forth in the Registration Statement and Prospectus.



               3.    REPRESENTATIONS AND WARRANTIES OF SELLING SECURITY HOLDERS.

               (a) Each of the Selling Security holders hereby, severally and not jointly, represents and warrants as follows:

                     (i) Such Selling Securityholder has good title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of __________, as Custodian (herein called the "Custodian"), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                     (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters

                                       5.

and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                     (iii) All authorizations, approvals, consents and orders necessary for the execution and delivery by such Selling Securityholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Securityholder of this Agreement and the sale and delivery of the Selling Secur ityholder Shares under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Securityholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Securityholder has full right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Securityholder under this Agreement.

                     (iv) Such Selling Securityholder will not, for a period of 180 days after the effective date of the Registration Statement, sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Selling Securityholder (other than those included in the registration), otherwise than hereunder or with the prior written consent of the Representatives. Such Selling Securityholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by such Selling Securityholder except in compliance with the foregoing restrictions.

                     (v) This Agreement has been duly authorized by such Selling Securityholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Securityholder and is a valid and binding agreement of such Selling Securityholder, enforceable in accordance with its terms, except as the indemnification and contribution provisions hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of or default under any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Securityholder is a party or by which such Selling Securityholder or any Selling Securityholder Stock hereunder may be bound or, result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body or, if such Selling Securityholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Securityholder.

                     (vi) Such Selling Securityholder has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                     (vii) Such Selling Securityholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares, other than internal distribution of the Preliminary Prospectus and the Prospectus in compliance with the requirements of the Securities Act.

                                       6.

                     (viii) All information furnished by or on behalf of such Selling Securityholder relating to such Selling Securityholder and the Selling Securityholder Stock that is contained in the representations and warranties of such Selling Securityholder in such Selling Securityholder's Power of Attorney and all such information set forth in the Registration Statement and the Prospectus is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements not misleading insofar as it relates to such Selling Securityholder.

                     (ix) Such Selling Securityholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Security holders to the Underwriters pursuant to this Agreement; and such Selling Securityholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                     (x) Such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus contained and, on the Closing Date [and any later date on which Option Stock is to be purchased], contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               4.    PURCHASE OF THE STOCK BY THE UNDERWRITERS.

               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,000,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in
Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Security holders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Security holders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Security holders shall be to purchase from the Company and the Selling Security holders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Security holders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 4, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

               (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 or 10 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Security holders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares

                                       7.

of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the
                                                --------  -------
non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Security holders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Security holders shall have the right to postpone the Closing Date determined as provided in Section 6 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 6 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Security holders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Security holders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Security holders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 435,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 6 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

               5.    OFFERING BY UNDERWRITERS.

               (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

               (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

               6.    DELIVERY OF AND PAYMENT FOR THE STOCK.

               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 4(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time,

                                       8.

on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Gunderson, Dettmer, Stough, Villeneuve, Franklin and Hachigian, LLP, at 7:00 a.m., San Francisco time, on the fourth /2/ business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Security holders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 4(b) hereof) are herein called the Closing Date.

               (b) If the option granted by Section 4(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Gunderson, Dettmer, Stough, Villeneuve, Franklin and Hachigian, LLP, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

               (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Security holders shall be made to the Custodian, for the account of the Selling Security holders, in each case by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

                     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Security holders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

               7. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SECURITY HOLDERS. Each of the Company and the Selling Security holders respectively covenants and agrees as follows:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

               (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose,
(iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or
(v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Security holders will make every reasonable effort to
--------------------------------

/2/ This assumes that the transaction will be priced after the close of market (4:30 p.m. EDT) and that T+4 will apply to the transaction. If the pricing took place before or during market hours (which will generally not be the case), the closing would be three business days after pricing.

                                       9.

prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

               (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

               (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall
                                  --------  -------
not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

               (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including the Report on Form SR required by Rule 463 of the Commission under the Securities Act).

                                      10.

               (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

               (i) The Company and the Selling Security holders jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 7 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 7, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 7 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Security holders will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Security holders.

               (j) The Company and the Selling Security holders jointly and severally agree to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

               (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Security holders hereby agree to pay and shall not affect any agreement which the Company and the Selling Security holders may make, or may have made, for the sharing of any such expenses and costs.

               (l) The Company and each of the Selling Security holders hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in footnote (__) to the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

               (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you and its counsel concerning the advisability of, and disseminating a press release or other public statement, and will prior to any such dissemination, consult with you regarding the substance of such press release or public statement.

               (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the

                                      11.

Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (o) The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph
(b) of Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 8 and Section 12 hereof shall be limited to an amount equal to the net proceeds from the stock sold by such Selling Securityholder to the Underwriters. The Company and the Selling Security holders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

               8.    INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company and the Selling Security holders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and the Selling Security holders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the
                                      --------  -------
indemnity agreements of the Company and the Selling Security holders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 7 hereof, and (3) each Selling Securityholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Security holders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Security holders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of

                                      12.

its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Security holders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (c)   Each party indemnified under the provision of paragraphs
(a) and (b) of this Section 8 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably
--------  -------
determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in

                                      13.

clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 8, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 8 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Security holders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Security holders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

               The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 8).

               (e) Neither the Company nor the Selling Security holders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                                      14.

               9. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Security holders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred
(i) the engagement in major hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 9, there shall be no liability of the Company or the Selling Security holders to the Underwriters and no liability of the Underwriters to the Company or the Selling Security holders; provided, however, that in the event of any such
                          --------  -------
termination the Company and the Selling Security holders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Security holders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 7 hereof.

              10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Security holders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:


               (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

               (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Brobeck, Phleger & Harrison LLP, counsel for the Underwriters.

               (c) You shall have received from Gunderson, Dettmer, Stough, Villeneuve, Franklin and Hachigian, LLP, counsel for the Company and the Selling Security holders, from Weil, Gotshal, & Manges, patent counsel for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

               (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not
                                      15.

been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material adverse change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

               (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
Section 10 are true and correct.

               (f) You shall have received from Deloitte & Touche, LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any material adverse change, or any development involving a prospective material adverse change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

               (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 7 hereof.

               (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

               (i) On or prior to the Closing Date, you shall have received from all directors, officers, and beneficial holders of more than __% of the outstanding Common Stock, and beneficial holders of more than __% of the outstanding options to purchase Common Stock, Lock-up Agreements in form reasonably satisfactory to Hambrecht & Quist LLC.

                                      16.

               All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

               In case any of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Security holders. Any such termination shall be without liability of the Company or the Selling Security holders to the Underwriters and without liability of the Underwriters to the Company or the Selling Security holders; provided, however, that (i) in the
                                         --------  -------
event of such termination, the Company and the Selling Security holders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Security holders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 9 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Security holders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

               10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITY HOLDERS. The obligation of the Company and the Selling Security holders to deliver the Stock shall be subject to the conditions that
(a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

               In case either of the conditions specified in this Section 11 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Security holders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Security holders to the Underwriters and without liability of the Underwriters to the Company or the Selling Security holders; provided, however, that in the event of any such
                              --------  -------
termination the Company and the Selling Security holders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Security holders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 7 hereof.

               11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 8 of this Agreement, the Company and the Selling Security holders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 12 and the possibility that such payments might later be held to be improper; provided, however,that (i) to the extent any
                              -----------------
such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

               12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Security holders and the several Underwriters and, with respect to the provisions of Section 8 hereof, the several parties (in addition to the Company, the Selling Security holders and the several Underwriters) indemnified under the provisions of said
Section 8, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

               13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht &

                                      17.

Quist LLC, One Bush Street, San Francisco, California 94104, telecopy number
(415) 576-3624; with a copy to Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Two Embarcadero Place, Palo Alto, California 94303, attention Edward M. Leonard, Esq., telephone number (415) 496-2921; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Qualix Group, Inc., 1900 South Norfolk Street #224, San Mateo, California 94403, Attention: Chief Financial Officer, telecopy number __________, with a copy to Gunderson, Dettmer, Stough, Villeneuve, Franklin and Hachigian, LLP, [address] attention Jay K. Hachigian, telecopy number __________; and if to the Selling Security holders, shall be mailed, telegraphed or delivered to the Selling Security holders in care of __________ at __________. All notices given by telegraph shall be promptly confirmed by letter.

               14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Security holders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is
                            -----------------
terminated prior to the Closing Date, the provisions of paragraphs (l) and (m) of Section 7 hereof shall be of no further force or effect.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

               Please sign and return to the Company and to the Selling Security holders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Security holders and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                QUALIX GROUP, INC.



                                By
                                   ---------------------------------------
                                   Richard G. Thau
                                   President and Chief Executive Officer


                                SELLING SECURITY HOLDERS:
                                [List Names]
                                By
                                   ---------------------------------------
                                   Attorney-in-Fact


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
SMITH BARNEY INC.
 By Hambrecht & Quist LLC

                                      18.

By
   ---------------------------------------
   Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                      19.

                                 SCHEDULE I

                                UNDERWRITERS


                                                            NUMBER OF
                                                             SHARES
                                                              TO BE
UNDERWRITERS                                                PURCHASED
------------                                               -----------


Hambrecht & Quist LLC...................................
Smith Barney Inc. ......................................




                                                           -----------
Total ..................................................
                                                           ===========

                                 SCHEDULE II

                          SELLING SECURITY HOLDERS


                                               Number of
          Name [and Address]                    Shares
      of Selling Security holders             to be Sold
      ---------------------------             ----------



                                              ----------
  Total.....................................
                                              ==========

                                    ANNEX A

                    MATTERS TO BE COVERED IN THE OPINION OF
      GUNDERSON, DETTMER, STOUGH, VILLENEUVE, FRANKLIN AND HACHIGIAN, LLP,
                            COUNSEL FOR THE COMPANY
                        AND THE SELLING SECURITY HOLDERS


               (i) Each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which or of property and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

               (ii) the authorized capital stock of the Company consists of __________ shares of __________ Stock, of which there are outstanding
__________ shares, and __________ shares of Common Stock, $__________ par value, of which there are outstanding __________ shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the Stock being sold by the Selling Security holders or the issue and sale of the Stock;

               (iii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

               (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and with the rules and regulations of the Commission thereunder;

               (v) such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vi) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items and the description of the Company's stock option plan[s] and the options granted and which may be granted thereunder set forth [ADD ADDITIONAL STOCK PLANS AND AGREEMENTS AS NECESSARY] in the Prospectus accurately and fairly presents the information required to be shown with respect to said plan[s] and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

               (vii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

               (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company, and no further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance and sale by the Company of the Stock as contemplated herein;

               (ix) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Security holders and the Custody Agreement between the Selling Security holders and __________, as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by the several Selling Security holders;

               (x) the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated therein do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument known to such counsel and which is set forth on exhibit attached hereto, to which the Company is a party or by which the Company may be bound or any applicable federal or state law or regulation or, so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

               (xi) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument known to such counsel to which the Company is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

               (xii) to such councils knowledge all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

               (xiii) upon delivery and payment in accordance with the terms of the Underwriting Agreement you will receive good title to the shares of Stock sold by the Selling Security holders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

               (xiv) no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the National Association of Securities Dealers, Inc. or as required by State securities and blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same;

               (xv) the Stock issued and sold by the Company is duly authorized for quotation on the Nasdaq National Market, subject to notice of issuance;
___________________________________

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of California, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives] and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                    ANNEX B

                    MATTERS TO BE COVERED IN THE OPINION OF
                         PATENT COUNSEL FOR THE COMPANY

Ladies and Gentlemen:

     We have acted as counsel to Qualix Group, Inc. (the "Company") in connection with a litigation styled Qualix Group, Inc., Plaintiff v. Veritas Software Corp., Defendant, Civ. Action N. C4761679 and a cross-complaint in the same Action (the "Litigation").

     Based on the foregoing, and subject to the qualifications stated herein, we issue the following opinion.

     In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

     (a) Sections titled "Risk Factors-Litigation," and "Business-Litigation," (the "Litigation Sections") of the Registration Statement on Form S-1 (File No. 333-___) initially filed by the Company with the Securities and Exchange Commission (the "Commission") on December __, 1996, for the purpose of registering the sale of shares of the Company's common stock under the Securities Act of 1933, as amended (the "Act"); and the final Prospectus in the form filed with the Commission on ______ 1997, pursuant to Rule 424(b)[1] or [4] under the Act. Such Registration Statement when it became effective (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A of the Rules and Regulations under the Act), is herein referred to as the "Registration Statement," and such Prospectus in the form delivered for filing with the Commission pursuant to Rule 424(b) is herein referred to as the "Prospectus";

     (b) Documents relating to the Litigation, including review of the circumstances of the Litigation with the Company; and

     (c) Interviews with interested personnel at the Company regarding the circumstances of the Litigation.

     Although we have not independently verified and are not passing upon the accuracy, completeness or fairness of the statements contained in the Litigation Sections, no facts or other information has come to our attention which lead us to believe that the Litigation Sections of the Registration Statement, on the effective date of the Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Litigation Sections of the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to any other sections of the Registration Statement, the Prospectus, or any other document).

     The opinions expressed herein are limited to the laws of the State of California and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                                Very truly yours,